UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024
___________________________

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                          ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 22, 2024, Autonomix Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters, if any, named on Schedule I of the Underwriting Agreement (the “Underwriters”), in connection with a firm commitment underwritten public offering (the “Offering”) of: (i) 458,691 common units (the “Common Units”), each Common Unit consisting of one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and one series A warrant to purchase one share of Common Stock (the “Series A Warrants”); and (ii) 917,596 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”) and one Series A Warrant. The purchase price of each Common Unit was $6.540, and the purchase price of each Pre-Funded Unit was $6.539. In addition, the Company granted the Underwriters a 45-day option to purchase additional 206,422 shares of common stock, and/or additional 206,422 Series A Warrants, solely to cover over-allotments, if any.

The Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series A Warrants have an exercise price of $6.540 per share, are immediately exercisable and may be exercised at any time until the five-year anniversary of the date of issuance. The Pre-Funded Warrants and Series A Warrants were issued pursuant a warrant agency agreement between the Company and Equity Stock Transfer, LLC (the “Warrant Agency Agreement”).

The Offering closed on November 25, 2024. On November 22, 2024, the Underwriters partially exercised their over-allotment option with respect to 156,809 shares of Common Stock and 156,809 Series A Warrants. The aggregate gross proceeds to the Company, including the partial exercise of the over-allotment option, were approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-282940) and the preliminary prospectus contained therein, which was filed by the Company with the Securities and Exchange Commission and declared effective on November 22, 2024. A final prospectus relating to the Offering was filed with the SEC on November 25, 2024. The Company intends to use the net proceeds from the Offering to fund its clinical trial, for other research and development, for development of intellectual property, and for working capital.

Under the terms of the Underwriting Agreement, the Underwriters received an underwriting discount of 8.0% to the public offering price for the Units. In addition, the Company agreed to reimburse the Underwriters for certain out-of-pocket expenses up to $115,000. The Company also issued to the representative of the Underwriters warrants to purchase up to 91,985 shares of Common Stock (the “Representative’s Warrants”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties to the Underwriting Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Underwriting Agreement is filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Underwriting Agreement, Pre-Funded Warrant, Series A Warrant, the Warrant Agency Agreement, and Representative’s Warrant is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 and are incorporated by reference herein.

Item 8.01.         Other Events

On November 22, 2024, the Company issued a press release regarding the pricing of the Offering, and on November 25, 2024, the Company issued a press release regarding the closing of the Offering. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.         Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 22, 202, with Ladenburg Thalmann & Co. Inc.

4.1	Form of Pre-funded Warrant

4.2	Form of Series A Warrant

4.3	Warrant Agency Agreement, dated November 22, 2024, with Equity Stock Transfer, LLC

4.4	Form of Representative’s Warrant

99.1	Press Release dated November 22, 2024

99.2	Press Release dated November 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: November 25, 2024